THIS THIRD AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SECURITIES HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH OTHER APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THIRD AMENDED AND RESTATED
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

October 21, 2010	$3,000,000

WHEREAS, EAU Technologies, Inc., a Delaware corporation (the “Company”), executed and delivered that certain $3 million Senior Secured Convertible Promissory Note (the “Original Note”) dated September 5, 2005 for the benefit of Water Science, LLC, a Florida limited liability company (“Holder”), as amended by that certain Amended and Restated Senior Secured Convertible Promissory Note dated May 8, 2008, that certain Second Amended and Restated Senior Secured Convertible Promissory Note dated October 6, 2008, that certain First Amendment to Second Amended and Restated Senior Secured Convertible Promissory Note dated March 10, 2009 and that certain Second Amendment to Second Amended and Restated Senior Secured Convertible Promissory Note dated August 27, 2009 (collectively, the “Amended Note”); and

WHEREAS, in connection with that certain Senior Secured Convertible Promissory Note, dated of even date herewith, in the principal amount of $1,200,000 made by the Company for the benefit of Holder (the “New Note”), the Company and Holder desire to amend and restate the Amended Note to extend the Maturity Date (as defined below) and delete certain anti-dilution protections with respect to the Common Stock (as defined below) issuable upon conversion of this Note (as defined below) as set forth herein.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Holder, the principal amount of Three Million Dollars ($3,000,000), together with all other amounts due and owing hereunder including interest on the unpaid principal balance hereof outstanding from time to time, from and including September 16, 2005 until and including the date the principal amount hereof is paid in full, at the rate and at the times set forth in Section 2.

1.           Definitions.  For purposes of this Note, the following capitalized terms have the following meanings:

“Affiliate” means with respect to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (ii) which beneficially owns or holds ten percent (10%) or more of any class of the voting stock of such first Person, or (iii) whereby ten percent (10%) or more of the voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of such other Person is beneficially owned or held by such first Person or by a Subsidiary of such first Person.

“Amended Note” shall have the meaning provided in the Recitals herein.

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in the State of New York are permitted or required to be closed.

“Collateral” shall have the meaning set forth in the Security Agreement.

“Common Stock” means the shares of the Company’s common stock, par value $0.0001 per share.

“Common Stock Equivalent” any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.

“Conversion Price” shall have the meaning set forth in Section 7(a).

“Debt” means:  (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade accounts payable); (ii) obligations as lessee under capital leases categorized as such in accordance with GAAP; (iii) obligations under letters of credit issued for the account of any Person; (iv) all obligations arising under bankers’ acceptance facilities; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (vi) obligations secured by any Lien on property owned by the Person, whether or not the obligations have been assumed.

“Event of Default” shall have the meaning set forth in Section 6(a).

“GAAP” means generally accepted accounting principles in the United States set forth in the  opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approval” means any authorization, consent, approval, license, franchise, concession, lease, ruling, permit, certification, exemption, filing or registration by or with any Governmental Authority or legal or administrative body material and necessary for the authority of the Company to conduct its business, the execution and delivery of this Note, the Subscription Agreement or the Security Agreement, or the creation and perfection of the Liens contemplated thereby.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Interest Rate” shall have the meaning set forth in Section 2(a).

“License and Distribution Agreement” means the Amended and Restated License and Distribution Agreement between the Company and Holder entered into on May 1, 2006.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

“Material Adverse Effect” means any event or action or lack thereof which would cause a material adverse effect (i) on the business, prospects, operations or financial condition of the Company, (ii) the Collateral or Holder’s Lien thereon, or (iii) the Company’s ability to perform the Obligations.

“Maturity Date” shall have the meaning set forth in Section 3(a).

“Note” means this Third Amended and Restated Senior Secured Convertible Promissory Note.

“Obligations” means all obligations of the Company to Holder or any of Holder’s Subsidiaries howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due, which arise out of or in connection with this Note, the Subscription Agreement or the Security Agreement and each other related document, including, without limitation, all reasonable costs incurred by Holder in connection with the enforcement of this Note.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Representation Default” shall have the meaning set forth in Section 6(a)(iv).

“Restructuring” shall have the meaning set forth in Section 7(b)(viii).

“Security Agreement” shall have the meaning set forth in Section 3(c).

“Subscription Agreement” means the Subscription Agreement between the Company and Holder entered into on September 16, 2005.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (i) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (ii) that is, at the time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

2.           Payment of Interest.

(a)           Calculation.  Simple interest shall accrue (computed on the basis of actual days elapsed and a year of 360 days) at the rate of ten percent (10%) per annum on the unpaid principal amount of this Note outstanding (such interest rate being referred to as the “Interest Rate”).

(b)           Payment and Compounding.  Interest on the Note shall not compound annually.  Interest on the Note shall be payable in full on the Maturity Date.

3.           Payment of Principal on Note and Security.

(a)           Maturity Date.  The Company shall pay the principal amount outstanding hereunder together with accrued and unpaid interest thereon and any other amounts payable to Holder in respect of this Note on the earlier of (i) December 1, 2011, or (ii) the acceleration of the maturity of this Note by Holder pursuant to Section (6)(b)(i) (the earlier of such dates, the “Maturity Date”), unless otherwise converted into Common Stock in accordance with Section 7.

(b)           Principal Payments.  Except as otherwise expressly provided in Section (6)(b)(i) hereof, the Company shall pay the principal amount of this Note, together with all interest accrued thereon, on the Maturity Date.

(c)           Security Agreement.  The Company’s obligations hereunder shall be secured by that certain Security Agreement, between the Company and Holder, dated as of September 16, 2005 (the “Security Agreement”).

4.           Affirmative Covenants.  So long as this Note shall remain outstanding or any Obligations shall remain unpaid, the Company shall:

(a)           Compliance with Laws.  Comply in all material respects with applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property except for good faith contests for which adequate reserves are being maintained;

(b)           Information Rights.  The Company will provide Holder any and all information and reports as it may reasonably request from time to time;

(c)           Notice of Litigation.  Provide to Holder promptly after the commencement thereof, notice of all material actions, suits, and proceedings before any court or governmental entity, affecting the Company;

(d)           Notice of Defaults and Events of Default.  Provide to Holder, as soon as possible and in any event within three (3) Business Days after the occurrence of each event which either (i) is an Event of Default, or (ii) with the giving of notice or lapse of time or both would constitute an Event of Default, a written notice setting forth the details of such event and the action which is proposed to be taken by the Company with respect thereto;

(e)           Governmental Approvals.  Promptly obtain and maintain all Governmental Approvals as necessary for the operation of its business, except to the extent any failure to obtain or maintain such Governmental Approvals would not reasonably be expected to result in a Material Adverse Effect;

(f)           Insurance.  Maintain in full force and effect at all times with reputable insurance companies, such insurance of its material  properties, in such amounts and against such risks and with such deductibles as a Person conducting a similar business under similar conditions as the Company would customarily maintain;

(g)           Continuance of Business.  Maintain its corporate existence and material licenses in good standing under and in compliance with all applicable laws and continue in operation in the business currently conducted by the Company; and

(h)           Maintenance.  Conduct its business in a prudent manner, keeping its material assets and properties in good working order and condition and making all needful and proper repairs, replacements and improvements thereof so that such business may be properly and prudently conducted at all times.

5.           Negative Covenants.  So long as this Note shall remain outstanding or any Obligations shall remain unpaid, the Company shall not, without the prior written consent of Holder, which consent shall not be unreasonably withheld:

(a)          create or suffer to exist any Lien on the Collateral;

(b)         grant any rights to any other party with respect to any intellectual property of the Company (except in the ordinary course of business consistent with prior practice and not in violation of, or inconsistent with the grants of licenses or other rights under the License and Distribution Agreement);

(c)          merge or consolidate into another entity;

(d)          sell or dispose of any material assets of the Company (except in the ordinary course of business consistent with prior practice);

(e)          sell or dispose all, or substantially all, assets of the Company;

(f)           establish or acquire any Affiliate (except in the ordinary course of business) or merge or spin off any Affiliate; or

(g)          amend the Company’s Certificate of Incorporation in a manner which would impair or otherwise adversely affect the rights of Holder hereunder.

6.           Events of Default.

(a)           Definition.  For purposes of this Note, an “Event of Default” shall be deemed to have occurred if:

(i)           all or any part of the principal of this Note is not paid when and as the same shall become due and payable, whether at maturity or by acceleration;

(ii)          all or any part of the interest on this Note is not paid when and as the same shall become due and payable, whether at maturity or by acceleration, or any other amount payable hereunder is not paid when due;

(iii)         a default shall occur in the observance or performance in any of the other obligation, affirmative or negative covenants or agreements of the Company contained herein, in the Subscription Agreement, the License and Distribution Agreement or in the Security Agreement after applicable cure periods provided for therein have elapsed;

(iv)         any representation, warranty or certification made by the Company herein or in any certificate, report or other instrument or agreement delivered pursuant to any provision hereof shall prove to have been false or incorrect in any material respect on the date or dates as of which made (any such falsity being a “Representation Default”);

(v)          any improper use of the proceeds of this Note pursuant to Section 8 hereof;

(vi)         the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (x) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days;

(vii)        the Company shall have failed to pay money due under any other agreement or document evidencing, securing or otherwise relating to Debt of the Company outstanding in an aggregate principal amount greater than Five Hundred Thousand Dollars ($500,000) or there shall have occurred any other material default or event of default by the Company under any such agreement, the effect of which is, after the expiration of any cure periods provided for in the documentation evidencing such Debt, to accelerate or permit the acceleration of the maturity of such Debt;

(viii)       a final judgment for the payment of money in excess of One Hundred Thousand Dollars ($100,000) shall be rendered by a court of record against the Company, and the Company does not (x) discharge the same or provide for its discharge in accordance with its terms or (y) procure a stay of execution thereof, within twenty (20) days from the date of entry thereof and within said period of twenty (20) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal including, but not limited to, by providing adequate bond for such judgment; or

(ix)         the Company shall assert that the Security Agreement is invalid or unenforceable, in whole or in part, or Holder shall cease to have a perfected first priority security interest in any of the Collateral having a fair market value, in the aggregate for all such collateral, in excess of Twenty Five Thousand Dollars ($25,000), other than Permitted Liens.

(b)           Consequences of Events of Default.

(i)           If an Event of Default of the type described in Section (6)(a)(vi) has occurred, the aggregate principal amount of the Note (together with all accrued interest thereon and all other Obligations) shall become immediately due and payable without any action on the part of Holder, and the Company shall immediately pay to Holder all such amounts.  In all other cases, when any Event of Default has occurred and shall be continuing, the principal of this Note and the interest accrued hereon will, upon written notice from Holder (provided no further notice shall be required for Sections (6)(a)(i) and (ii)), forthwith become and be due and payable, if not already due and payable.  If payment of this Note is accelerated, then the outstanding principal balance thereof shall bear interest at the Interest Rate from and after the date of notice by the Company to Holder of the Event of Default.  The Company agrees to pay to Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to enforce the Company’s obligations under this Note and pay interest at the Interest Rate on such costs and expenses to the extent not paid when demanded.

(ii)          Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.  Holder may exercise any and all of its remedies under the Subscription Agreement or the Security Agreement contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.

(iii)         The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

7.           Conversion.

(a)           Optional Conversion Right.  Until such time as all of the Obligations under this Note are paid in full, Holder shall have the option, exercisable in its sole discretion, to convert all or any portion of the outstanding principal and interest due on this Note into shares of Common Stock at a price per share equal to $1.00 per share (subject to the adjustments as set forth in Section 9 hereof) (the “Conversion Price”).

(b)           Conversion Procedure.

(i)           Prior to the conversion of this Note in accordance with this Section 7, the Company shall take all necessary steps to ensure that such number of shares of Common Stock as are issuable upon conversion of this Note are available for such issuance.

(ii)          Any such conversion of this Note shall be deemed to have been effected as of the close of business on the date on which this Note was surrendered at the principal office of the Company accompanied by a written conversion request specifying the amount of principal, or principal and interest, to be converted. At such time as such conversion has been effected, the rights of Holder as such holder to the extent of the conversion shall cease, and Holder shall be deemed to have become the holder of record of the shares of Common Stock represented thereby.

(iii)         As soon as possible after a conversion has been effected (but in any event within five (5) business days), the Company shall deliver to Holder, a certificate or certificates representing the number of shares of Common Stock (excluding any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as Holder has specified to the Company in writing.

(iv)         If any fractional share of Common Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the value of such fractional share.

(v)          The issuance of certificates for the shares of Common Stock upon conversion of this Note shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of the shares of Common Stock.  Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the shares of Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(vi)         The Company shall not close its books against the transfer of the shares of Common Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note.  Holder, upon the request of the Company, at the Company’s sole expense, shall assist and cooperate with the Company in making any required governmental filings or in obtaining any government approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(vii)        The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each issuance).

(viii)       In case of any recapitalization, reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar corporate reorganization on or after September 16, 2005 (a “Restructuring”), then lawful and adequate provisions shall be made so that in each such case the holder, upon conversion of this Note at any time after the consummation of such Restructuring, shall be entitled to receive, in lieu of the shares or other securities and property receivable upon conversion of this Note prior to such Restructuring, the shares or other securities or property (including cash) to which such holder would have been entitled upon such consummation if such holder had converted the principal and interest due under this Note immediately prior thereto, all subject to further adjustment as provided hereunder; and in each such case, the terms of this Section 7 shall be applicable to the shares or other securities properly receivable upon conversion of the principal and interest due under this Note, as applicable, after the consummation of such Restructuring.

(ix)          If (A) the Company shall take a record of the holders of its shares of Common Stock (or other securities at the time receivable upon the conversion of the Note) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any securities, or to receive any other right or otherwise proposes to make a dividend or distribution; (B) there is proposed any capital reorganization of the Company, any reclassification of the equity interests of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets of the Company to another entity; (C) any voluntary dissolution, liquidation or winding-up of the Company; or (D) any redemption or conversion of outstanding shares of Common Stock into any other type of securities then, and in each such case, the Company will mail or cause to be mailed to Holder a notice in accordance with Section 17 specifying, as the case may be, (I) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (II) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of the shares of Common Stock (or at the time receivable upon the conversion of this Note) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.  Such written notice shall be given at least 30 days prior to the transaction in question and not less than 10 days prior to the record date in respect thereof.

(c)           Partial Exercise.  Upon conversion of this Note, Holder shall be entitled to receive a new note covering the portion of principal and interest hereunder which shall not have been converted.

8.           Use of Proceeds.

(a)           The proceeds from this Note shall be used by the Company primarily for:

(i)           research and development, marketing, working capital, operating expenses in the ordinary course of business, manufacturing and purchase of manufacturing components, each as related to the production and manufacturing of generators and other products, of the type and nature contemplated by the License and Distribution Agreement; and

(ii)          the payment of fees and expenses incurred in connection with the consummation of the transactions between Holder and the Company.

(b)           The proceeds from this Note may not be used by the Company to repay existing indebtedness (other than trade payables incurred in the ordinary course of business), redeem outstanding equity interests or convertible securities, or pay compensation.

9.           Adjustment of Conversion Price.  The Conversion Price with respect to the shares of Common Stock shall be subject to adjustment from time to time only as follows:

(a)           Stock Splits.  If the Company at any time or from time to time after the date of this Note effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the date of this Note combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this subsection (i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           Dividends and Distributions.  In the event the Company at any time or from time to time after the date of this Note makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be proportionally decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date.

(c)           Recapitalization or Reclassification.  If the shares of Common Stock issuable upon the conversion of this Note are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 9), then, and in any such event, Holder shall thereafter be entitled to receive upon conversion of this Note such number and kind of stock or other securities or property of the Company to which a holder of shares deliverable upon conversion of this Note would have been entitled on such reclassification or other change, subject to further adjustment as provided herein.

(d)           [Intentionally Omitted].

(e)           [Intentionally Omitted].

(f)           No Adjustment.  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that any adjustment required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock shall be made when so required.  All calculations under this Section 9 shall be made to the nearest cent (with $.005 being rounded upward).  Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 9, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, distribution of evidences of indebtedness or assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended (and any successor provision), hereafter made by the Company to its shareholders shall not be taxable to such shareholders.

10.         Lost, Stolen, Destroyed or Mutilated Notes.  In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new promissory note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of such mutilated Note, or in lieu of this Note being lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company, including an executed affidavit of an authorized Holder officer, of the loss, theft or destruction of such Note.

11.         Amendment.  Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of Holder.

12.         Waiver.  The failure of Holder to insist on full compliance with any provision of this Note in a particular instance shall not result in a waiver or relinquishment of any right or obligation herein, and shall not preclude Holder from requiring full compliance with any provision of this Note thereafter.

13.         Cancellation.  After all principal and accrued interest, and any other Obligations, at any time owed with respect to this Note has been paid in full or this Note has been converted in its entirety in accordance with its terms, this Note shall immediately be surrendered to the Company for cancellation and shall not be reissued.

14.         Interpretation.  For the purposes of this Note, all dollar amounts and references to “$” or “Dollar” shall be deemed to refer to United States of America dollars.  Whenever the context of this Note permits, the masculine gender shall include the feminine and neuter genders, and any reference to the singular or plural shall be interchangeable with the other.

15.         Place of Payment.  Payments of principal and interest are to be paid to Holder by wire transfer in accordance with the following instructions:

Water Science, LLC
1800 N.W. 89th Place
Miami, FL 33172
Attention:  Peter Ullrich
Email:  peteru@esmaraldainc.com

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

16.         Governing Law.  This Note shall be governed by and construed in accordance with, the laws of the State of Delaware.

17.         Notices.  All notices and other communications provided for under this Note shall be in writing (including by facsimile) and addressed, delivered or transmitted in accordance with Section 6.7 of the Subscription Agreement, made and entered into as of September 16, 2005, by and among the Company and Holder.

18.         Amended Note.  This Note amends, restates and supersedes the Amended Note in its entirety.  Simultaneously with the delivery of this Note to Holder, Holder shall either surrender the Amended Note to the Company for cancellation or provide evidence acceptable to the Company in its sole discretion that the Amended Note has been destroyed or marked as “cancelled” or “paid in full”; provided, that in either case upon delivery of this Note, the Amended Note shall be of no further force or effect.

(Remainder Of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first set forth above.

EAU TECHNOLOGIES, INC.

By:	/s/ Wade Bradley
Wade Bradley, Chief Executive Officer

ACKNOWLEDGED, AGREED AND
CONSENTED TO ON THE DATE FIRST
WRITTEN ABOVE BY:

WATER SCIENCE, LLC

By:	/s/ Peter Ullrich
Name:  Peter Ullrich
Its:	Managing Member